Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-218915) and related prospectus,

(2)Registration Statement (Form S-8 No. 333-211682) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan, and

(3)Registration Statement (Form S-8 No. 333-216412) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan;

of our report dated March 2, 2018, with respect to the consolidated financial statements of Reata Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Dallas, Texas

March 2, 2018